--------------------------------

                              AETNA SERVICES, INC.
                   (Formerly Aetna Life and Casualty Company)

                                   AETNA INC.

                                       AND

                       STATE STREET BANK AND TRUST COMPANY
                OF CONNECTICUT, NATIONAL ASSOCIATION, AS TRUSTEE

                               ------------------



                           SECOND INDENTURE SUPPLEMENT

                          Dated as of October 30, 2000

                                       to

                                    INDENTURE

                           Dated as of August 1, 1993

                          As previously supplemented on
                                 August 1, 1996

                                      Among

                              Aetna Services, Inc.
                   (Formerly Aetna Life and Casualty Company)

                                   Aetna Inc.

                                       and

                       State Street Bank and Trust Company
                of Connecticut, National Association, as Trustee

    SECOND INDENTURE SUPPLEMENT


         SECOND INDENTURE SUPPLEMENT, dated as of October 30, 2000, (the "Second Supplemental Indenture") among Aetna Services, Inc. (formerly Aetna Life and Casualty Company), a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Company"), Aetna Inc., a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Guarantor"), and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of August 1, 1993 (as previously amended or supplemented, the "Indenture"), which provides for the issuance from time to time by the Company of its unsecured debentures, notes or other evidences of indebtedness in one or more series ("Securities", as more fully defined in the Indenture);

         WHEREAS, the Company, the Guarantor and the Trustee have heretofore executed and delivered a First Indenture Supplement dated as of August 1, 1996 (the "First Supplemental Indenture") to the Indenture, which provides, among other things for the Guarantor to be a party to the Indenture;

         WHEREAS, the Company and the Guarantor have entered into a Plan of Merger dated as of October 30, 2000, (the "Merger Agreement") whereby the Company will merge into the Guarantor with the Guarantor surviving the merger (the "Merger");

         WHEREAS, Section 801 and 1506 of the Indenture prohibit the consummation of the Merger unless the requirements, restrictions and conditions set forth in Article 8 and Article 15 of the Indenture are satisfied, including without limitation the requirement that the Guarantor deliver to the Trustee this Second Supplemental Indenture;

         WHEREAS, in order to satisfy the aforementioned requirements, the Company, the Guarantor and the Trustee have determined to enter into and execute this Second Supplemental Indenture; and

         WHEREAS, all acts and proceedings required by law, by the Indenture and by the certificates of incorporation and bylaws of the Company and the Guarantor necessary to constitute this Second Supplemental Indenture a valid and binding agreement for the uses and purpose herein set forth in accordance with its terms have been done and performed, and the execution and delivery of this Second Supplemental Indenture have in all respects been duly authorized.

         NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities.

                                    ARTICLE 1
                                   Definitions

         Section 1.01. Terms Defined in Indenture. All terms used herein and not otherwise defined herein shall have the meanings given such terms in the Indenture.

                                    ARTICLE 2
                            Assumption of Obligations

         Section 2.01. Assumption of Obligations Pursuant to Section 801 of the Indenture. The Guarantor hereby assumes, pursuant to Section 801 of the Indenture, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed, to the same extent that the Company is bound and liable.

         Section 2.02. Assumption Conditioned upon Effectiveness of the Merger. The assumption by the Guarantor of the Company's obligations and liabilities under the Indenture, as provided for in this Second Supplemental Indenture is conditioned upon and shall not be effective until the Effective Time of the Merger, as defined in, pursuant to and upon the terms of the Merger Agreement.

                                    ARTICLE 3
                                  Miscellaneous

         Section 3.01. Effectiveness. This Second Supplemental Indenture shall take effect as of the date hereof.

         Section 3.02. Indenture Ratified. Except as herein expressly provided, the Indenture is in all respects ratified and confirmed by the Company, the Guarantor and the Trustee and all the terms, provisions and conditions thereof are and will remain in full force and effect.

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



         Section 3.03. Execution by the Trustee. The Trustee has executed this Second Supplemental Indenture only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Guarantor, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the execution thereof by the Company or the Guarantor.

         Section 3.04. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

         Section 3.05. Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

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



         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                     AETNA SERVICES, INC.

         [Seal]

                                     By    /s/ Alfred P. Quirk, Jr.
                                       ---------------------------------------
                                         Alfred P. Quirk, Jr.
                                         Vice President, Finance and Treasurer

Attest:

 /s/ Paige L. Falasco
 --------------------

                                     AETNA INC.

         [Seal]

                                     By    /s/ Alfred P. Quirk, Jr.
                                       ---------------------------------------
                                         Alfred P. Quirk, Jr.
                                         Vice President, Finance and Treasurer

Attest:

 /s/ Paige L. Falasco
 --------------------

                                     STATE STREET BANK AND TRUST
                                         COMPANY OF CONNECTICUT,
                                         NATIONAL ASSOCIATION,
                                         as Trustee

         [Seal]

                                     By     /s/ Earl W. Dennison, Jr.
                                       ---------------------------------------
                                         Earl W. Dennison, Jr.
                                         Vice President

Attest:

/s/ Gerry Wheeler
------------------------


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


State of Connecticut
                      ss: Hartford
County of Hartford

         On the 30th day of October, 2000, before me personally came Alfred P. Quirk, Jr., to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Corporate Finance and Treasurer of Aetna Services, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                /s/ William C. Baskin III
                                                -------------------------------
                                                     Notary Public
                                                William C. Baskin III
                                                My commission expires 7/31/2003




State of Connecticut
                      ss: Hartford
County of Hartford

         On the 30th day of October, 2000, before me personally came Alfred P. Quirk, Jr., to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Corporate Finance and Treasurer of Aetna Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                /s/ William C. Baskin III
                                                -------------------------------
                                                     Notary Public
                                                William C. Baskin III
                                                My commission expires 7/31/2003


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


Commonwealth of Massachusetts         )
                                      )   ss:
Suffolk County                        )


         On the 31st day of October, 2000, before me personally came Earl W. Dennison, Jr., to me known, who, being by me duly sworn, did depose and say that he is a Vice President of State Street Bank and Trust Company of Connecticut, National Association, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                              /s/ Dorothy M. Clark
                                              ------------------------
                                                   Notary Public
                                                  Dorothy M. Clark
                                                   Notary Public
                                        My Commission Expires October 27, 2006

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